EXHIBIT 23.4


                   CONSENT OF SANDLER O'NEILL & PARTNERS, L.P.


         We hereby consent to the inclusion of our opinion letter dated October 12, 2004, to the board of directors of American River Bankshares as Annex B to the joint proxy statement-prospectus relating to the proposed merger of Bank of Amador with and into American River Bank, a wholly owned subsidiary of American River Bankshares, contained in the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 as filed with the Securities and Exchange Commission on the date hereof and to the references to our firm and such opinion in the joint proxy statement-prospectus. In giving our consent, we do not admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations of the Securities and Exchange Commission thereunder (the "Regulations"), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Act or the Regulations.


/s/ SANDLER O'NEILL & PARTNERS, L.P.

October 12, 2004